                                                                   EXHIBIT 10.70

                                 LEASE AGREEMENT

THE STATE OF TEXAS
COUNTY OF JEFFERSON

     This lease, made in duplicate, this                         , between PEI
                                         -----------------------
Investments of Jefferson County, Texas, hereinafter called "Lessor" and Petrocon Engineering, Inc. hereinafter called "Lessee".

                              W I T N E S S E T H :

                                        I

     Lessor, in consideration of the covenants and agreements to be performed by Lessee, hereinafter stated, does hereby lease and demise unto lessee certain space in the office building situated at 3155 Executive Blvd. in Beaumont, Jefferson County, Texas. That certain space described as follows, to-wit:

        Floor space of Suite Nos.

100(partial)           102sf   $   107.10
200                   1047        1099.35
120, 210(p), 216(p)   3789        3849.45
203                    552         632.00
216(partial)          1029        1080.45
215                    678         711.90
219                    230         241.50
222                   1540        1617.00
230                    898         942.90
                      ----     ----------
                      9865sf   $10,281.65

and containing approximately (plus or minus) 9865 square feet of floor space, respectively, to be used and occupied by Lessee as business offices and for no other purpose.

     TO HAVE AND TO HOLD the said leased premises and to the said Lessee for the term beginning the 1st day of July 2002 and ending the 30th day June 2005.

     This lease is conditioned upon the following agreements and covenants to be kept and performed by the parties hereto:

                                       II

     In consideration for the lease, Lessee promises and agrees to pay Lessor, at Lessor's office in the aforesaid building, located as aforesaid in the City of Beaumont, Jefferson County, Texas, in lawful money of the united States of America, the monthly rental of

TEN THOUSAND AND TWO HUNDRED AND EIGHTY ONE DOLLARS AND 65 CENTS ($10,281.65) being an annual rental of ONE HUNDRED AND TWENTY THREE THOUSAND AND THREE HUNDRED AND SEVENTY NINE DOLLARS AND 80 CENTS ($123,379.80) said monthly installments of rental to be paid in advance without demand on the 1st day of each and every calendar month during the full term hereof.

                                       III

                            LESSOR AGREES AS FOLLOWS:

     For the aforesaid consideration Lessor will furnish Lessee while occupying the premises lawn maintenance, building maintenance, utilities (electric, water, sewer), janitorial service, supplies (toilet tissue, paper towels, soap, and trash liners), garbage service, and shall furnish in the manner and to the extent deemed by Lessor to be standard; but failure by Lessor to any extent to furnish, or any stoppage of, these defined services, resulting from causes beyond the control of Lessor, or from any other cause, shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work and abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof, should any equipment or machinery break down, or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly, but Lessee shall have no claim for or rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom. If Lessor is unable to furnish said services on a timely basis, Lessee may, upon three days written notice, proceed with furnishing said services to Lessor's account at Lessor's cost.

                                       IV

                            LESSEE AGREES AS FOLLOWS:

     1. To pay all rents and sums provided to be paid to Lessor hereunder at the times and in the manner herein provided.

     2. Lessee will, at Lessee's own cost and expense, repair or replace any damage or injury done to the building, or any part thereof, caused by Lessee or Lessee's agents, employees, invitees or visitors. If Lessee fails to make such repairs or replacements promptly, or within fifteen (15) days of occurrence, Lessor may, at its option, make such repairs or replacements, and Lessee shall repay the cost thereof to Lessor on demand. Lessee will not commit or allow any waste or damage to be committed on any portion of the demised premises, and shall, at the termination of this lease, by lapse of time or otherwise, deliver up said premises to Lessor in as good condition as at date of possession of Lessee, ordinary wear and tear and damage by fire, windstorm or other elements alone excepted, and upon such termination of lease Lessor shall have the right to reenter and resume possession of the demised premises.

     3. Lessee will not assign this lease, or allow the same to be assigned by operation of law or otherwise, or sublet the demised premises, or any part thereof, or use or permit the same to be used for any other purpose than stated herein, or make or allow to be made any alterations or physical additions in or to the demised premise without written consent of Lessor first had and obtained. Any and all such alterations, physical additions, or improvements, when made to the demised premises by Lessee, shall at once become the property of Lessor and shall be surrendered to Lessor upon the termination in any manner of this lease; but this clause shall not apply to movable fixtures or furniture of Lessee.

     4. Lessee will not occupy or use, or permit any portion of the demised premises to be occupied or used for any business or purpose which is unlawful in part or in whole or deemed to be disreputable in any manner, or extra hazardous, or permit anything to be done which will in any way increase the rate of insurance on said building and/or it contents, and in the event that, by reason of acts of Lessee, there shall be any increase in rate of the insurance on the building or its contents created by Lessee's acts or conduct of business, then Lessee hereby agrees to pay such increase.

     5. Lessee will keep and maintain the demised premises in a clean and healthful condition and comply with all laws, ordinances, orders, rules and regulations (State, Federal, municipal, and other agencies or bodies having any jurisdiction thereof) with reference to use, conditions, or occupancy of the demised premises.

     6. Lessee will indemnify and save harmless Lessor of and from any and all fines, suits, claims, demands, and actions of any kind by reason of any breach, violation, or non-performance of any condition herein on the part of each party, its agents or employees. Lessee will become familiar with the demised premises, and acknowledge that the same are received by Lessee in good state of repair, accepted by Lessee in the condition in which they shall be when ready for occupancy.

     7. Lessee and Lessee's agents, employees, invitees and visitors will comply fully with all requirements of rules of the building which are printed below and made a part hereof as though fully set out herein. Lessor shall at all times have the right to change such rules and regulations or to amend them in any reasonable manner as may be deemed advisable by Lessor for the safety, care and cleanliness of the demised premises and for preservation of good order therein, all of which changes and amendments will be sent by Lessor to Lessee in writing and shall be thereafter carried out and observed by Lessee.

     8. Lessee will permit Lessor or its officers, agents or representatives the right to enter into and upon any and all parts of the demised premises, at all reasonable upon reasonable advance notice, hours to inspect same or clean or make repairs or alterations or additions, as Lessor may deem necessary or desirable, and Lessee shall not be entitled to any abatement or reduction of rent by reason thereof.

     9. Lessee will conduct his business, and control his agents, employees, invitees and visitors in such a manner as not to create any nuisance, or interfere with, annoy, or disturb any other Lessee or Lessor in its management of the building.

                                        V

                  LESSOR AND LESSEE MUTUALLY AGREE AS FOLLOWS:

     1. If the demised premises shall be taken or condemned in whole or part for any public purpose, then the term of this lease shall, at the option of either party, forthwith cease and terminate, and Lessor shall not be liable or responsible for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition or order of governmental body or authority, or other matter beyond the control of Lessor or for any damage or inconvenience which may arise through repair or alteration of any part of the building, or failure to make any such repairs, or from any cause whatever, unless caused solely by Lessor's gross negligence.

     2. In consideration of the mutual benefits arising under this contract, Lessee does hereby mortgage unto Lessor all property of Lessee hereafter placed in or upon the demised premises (except such part of any property or merchandise as may be exchanged, replaced or sold from time to time in ordinary course of operations or trade), and such property is hereby subjected to a lien in favor of Lessor and shall be and remain subject to such lien of Lessor for payment of all rents and other sums agreed to be paid by Lessee herein. Said liens shall be in addition to and cumulative of the landlord's liens provided by law.

     3. If the demised premises be abandoned or vacated by Lessee, Lessor shall have the right, but not the obligation, to relet same for the remainder of the period covered hereby; and if the rent received through such reletting is not at least equal to the rent provided for hereunder, Lessee shall pay and satisfy any deficiencies between the amount of the rent called for herein and that received through reletting, and all expenses incurred by any such reletting, including, but not limited to, the cost of renovating, altering, and decorating for a new occupant. Nothing herein shall be construed as in any way denying Lessor the right, in case of abandonment, vacation of premises, or other breach of this contract by Lessee, to treat the same as an entire breach and at Lessor's option immediately sue for the entire breach of this contract and any and all damages occasioned by Lessor thereby.

     4. In case of holding over by Lessee after expiration or termination of this lease, Lessee will pay as liquidated damages 125% of rent for the entire holdover period. No holding over by Lessee after the term of this lease, either with or without consent and acquiescence of Lessor shall operate to extend the lease for a longer period than one (1) month; and any holding over with the consent of Lessor in writing shall thereafter constitute this lease a lease from month to month.

     5. Lessee shall, in case of fire, give immediate notice thereof to Lessor. In the event of damage by fire or other causes resulting from fault or negligence of Lessee or Lessee's agents, employees, invitees or visitors, the same shall be repaired by and at the expense of Lessee under the direction and supervision of Lessor. If the demised premises, without fault or neglect of Lessee, his agent, employees, invitees or visitors, shall be partially destroyed by fire or other casualty so as to render the premises untenantable, the rental herein recited shall cease thereafter until such time as the demised premises are made tenantable by Lessor. In case of the total destruction of the demised premises without fault or neglect of Lessee, his agents, employees, invitees, or visitors, or if from such cause the same shall be so damaged that Lessor shall decide not to rebuild, then all rental due up to the time of such destruction or termination shall be paid by Lessee, and thenceforth this lease shall cease and come to an end.

     6. In case Lessee makes default in the performance of any of the terms, covenants, agreements or conditions contained in this lease and Lessor places the enforcement of this lease, or any part thereof, or the collection of any rent due, or to become due hereunder, or recovery of the possession of the demised premises in the hands of an attorney, or files suit upon the same, Lessee agrees to pay Lessor reasonable attorney's fees and payment of the same shall be secured in like manner as is herein provided, as to security for rent.

     7. This agreement may not be altered, changed, or amended, except by an instrument in writing, signed by both parties hereto.

     8. Lessor shall have the right to transfer and assign, in whole or in part, all and every feature of its right and obligations hereunder and in building and property referred to herein. Such transfers or assignments may be made either to a corporation, trust company, individual or group of individuals, and, howsoever made, are to be in all things respected and recognized by Lessee.

     9. Default on the part of Lessee in paying said rent or any installment thereof, as hereinabove provided, or default on Lessee's part in keeping or performing any other term, covenant, or condition of this lease, shall authorize Lessor, at it's option at any time after such default, and after ten
(10) days' written notice thereof to Lessee, to declare this lease terminated, and upon the occurrence of any one (1) or more of such defaults Lessor immediately, or at any time thereafter, may reenter said premises and remove all persons therefrom with or without legal process, and without prejudice to any of its other legal rights, and all claims for damages by reason of such reentry are expressly waived, as also are all claims for damages by reason of any distress warrant or proceedings by way of sequestration which Lessor may employ to recover said rents, or possessions of said premises; provided, that Lessor shall not have the right to declare this lease terminated if, within ten (10) after notice of any default, Lessee fully cures all defaults.

     10. Failure of Lessor to declare any default immediately upon occurrence thereof or delay in taking any action in correction therewith shall not waive such default, but Lessor shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, either in law or in equity.

     11. If, for any reason, the demised premises shall not be ready for occupancy by Lessee at the time of commencement of this lease, this lease shall not be affected thereby, nor shall Lessee have any claim against Lessor by reason thereof, but no rent shall be payable for the period during which the premises shall not be ready for occupancy; and all claims for damages arising out of such delay are waived and released by Lessee.

     12. If voluntary bankruptcy proceedings be instituted by Lessee, or if proceedings be instituted by anyone else to adjudge Lessee a bankrupt, or if Lessee makes an assignment, for the benefit of its creditors, or if execution be issued against it, or if the interest of Lessee in this contract pass by operation of law to any persons other than Lessee, this lease may, at the option of Lessor, be terminated by notice addressed to Lessee, and mailed in the Post Office in Beaumont, Texas.

     13. This lease shall also inure to the benefit of the successors and assigns of Lessor, and with the written consent of Lessor first had and obtained, but not otherwise, which consent shall not be withheld unreasonalby, to the benefit of the heirs, executors and/or administrators, successors and assigns of Lessee.

     14. When this lease contract is executed by more than one (1) person it shall be construed as though Lessee were written "Lessees" and the words in their number were changed to correspond; and pronouns of the masculine gender, whenever used herein shall include persons of the female sex, and corporations and associations of every kind and charter.

                                       VI

                         BUILDING RULES AND REGULATIONS

     In further consideration of this lease the Lessee agrees to at all times comply with and be bound by the following Building Rules and Regulations.

     1. The sidewalks, areas, entrances, passages and vestibules, corridors, halls, and stairways shall not be encumbered or obstructed by any of the Lessees or be used by them for any purpose other than for ingress and egress to and from their respective offices.

     2. No sign, advertisement or notice shall be painted or affixed on or to any of the windows or doors, or on or to any part of the outside or inside of said building, except of such color, size and style and in such places, upon or in said buildings, as shall be first approved in writing by the Lessor or its agents. No nails, hooks or screws shall be driven or inserted in any part of the walls, ceiling, iron, stone or woodwork of said building nor shall any part thereof be defaced by said Lessee, their agents or servants.

Directories will be placed in conspicuous places in said building at the expense of the Lessor, whose painters must be employed by Lessee for other work, unless otherwise consented to by the Lessor in writing. In case of breakage the Lessor will not be responsible for signs lettered on doors or windows.

     3. No Lessee shall do or permit anything to be done in or about said premises, or keep anything therein which will in any way increase the rate of fire insurance on said building, or on property kept therein, or obstruct or interfere with the rights of, or otherwise injure or annoy, other Lessees, or conflict with the laws relating to fires or with the regulations of the Fire Department, or with any insurance policy upon said building or any part thereof, or conflict with any of the rules and ordinances of the City of Beaumont, or any other of the Departments of the City or County of Jefferson or State of Texas.

     4. Lessor shall have the power to prescribe the weight and position of iron safes admitted, and they shall in all cases stand on two-inch (2") thick plank strips to distribute the weight, and all damage done to the building by taking in or putting out a safe, or during the time it is on the premises, shall be repaired at the expense of the Lessee.

          Lessee must notify the Lessor when safes are to be taken out of the building; and the moving must be done under the supervision of the Lessor by permit from the owners of the building, and the persons employed to move the safes in and out of the building must be acceptable to the Lessor.

          No freight, furniture, packages, or bulky matter of any description will be received in the building or carried up or down the stairways except in the manner and at the time specified by the Lessor or its agents.

     5. Lessees shall keep premises leased by them in reasonably neat condition and permit no uncleanliness or nuisance, and shall allow the janitor of said building to clean the said premises. The Lessor shall be in no way responsible to Lessees for any loss of property from the premises leased by them or for any damage thereto from whatsoever cause said loss or damage may arise.

     6. Additional conditions:

        Addendum A is attached and is included as a part of this agreement.

     IN WITNESS WHEREOF, the said Lessor has caused these presents to be executed by its proper officer or agent, and the said Lessee has hereunto set his, or its, hand the day and year first above written.

PEI Investments             Petrocon Engineering, Inc.


By: /s/ M. L. Burrow        By: /s/ Ronald L. Blanton
    ---------------------      -------------------------
     Lessor                     Lessee

Dated: 7/24/2002

                           AUTHORIZATION FOR SIGNATURE

                                 LEASE AGREEMENT
                                       FOR
                      3155 EXECUTIVE BLVD., BEAUMONT, TEXAS

     I hereby consent, and grant permission, for M. L. Burrow to sign the above-referenced lease agreement in which the lease will be modified to begin July 1, 2002 and last for a three-year period. By signing below, I verify my agreement to the terms and conditions of the lease and agree to the above modification.

                                                     /s/ Robert W. Raiford
                                                     ---------------------------
                                                     Robert W. Raiford, CFO
                                                     ENGlobal Corporation

                                   ADDENDUM A

     This agreement is modified as stated herein and this Addendum supersedes or supplements the original paragraphs.

V-2

This paragraph is deleted in its entirety to provide a claim or lien on property of Lessee. This applies to equipment presently mortgaged to financial institutions, as well as any other equipment to be added or further equipment loans. Lessee shall also have the right to remove property and equipment from the building as a normal course of doing business.

Added

Official notice for this lease agreement shall be mailed to:

PETROCON ENGINEERING, INC.
P.O. Box 20397
Beaumont, Texas 77720
Attn: J. N. Carpenter

PEI INVESTMENTS
P.O. Box 20931
Beaumont, Texas 77720
Attn: R. L. Blanton


Agreed /s/ M. L. Burrow                 /s/ Ronald L. Blanton
       -----------------------------    -----------------------------
       Petrocon Engineering, Inc.       PEI Investments

                           AUTHORIZATION FOR SIGNATURE

                                 LEASE AGREEMENT
                                       FOR
                      3155 EXECUTIVE BLVD., BEAUMONT, TEXAS

     I hereby consent, and grant permission, for M. L. Burrow to sign the above-referenced lease agreement in which the lease will be modified to begin July 1, 2002 and last for a three-year period. By signing below, I verify my agreement to the terms and conditions of the lease and agree to the above modification.

                                                    /s/ William A. Coskey
                                                    ----------------------------
                                                    William A. Coskey, President
                                                    ENGlobal Corporation

                                                           7/2/2002